Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact: Alison Ziegler, Darrow Associates (201) 220-2678

aziegler@darrowir.com www.usecology.com

US Ecology Announces Intent to Continue its Listing of Warrants on Nasdaq

Boise, Idaho – December 9, 2019 – On December 5, 2019, US Ecology, Inc. (the “Company”) withdrew its notice to delist its warrants to purchase shares of the Company’s common stock, par value $0.01 (the “ECOL Warrants”) from The Nasdaq Stock Market LLC (“Nasdaq’). On December 5, 2019, Nasdaq made an immediately effective rule filing (SR-NASDAQ-2019-092) to reduce the round lot holder requirement for the listing of warrants on the Nasdaq Capital Market set forth in Nasdaq Listing Rule 5515(a)(4) from 400 holders to 100 holders who are both public holders and round lot holders. As a result, the ECOL Warrants now satisfy the applicable listing standard.

Effective as of the commencement of trading on December 11, 2019, it is expected that trading of the ECOL Warrants will be transitioned from the Nasdaq Global Market (“Nasdaq GS”) to the Nasdaq Capital Market. The Company does not anticipate that there will be any disruption in the trading of the ECOL Warrants in connection with this transition.

The transition of the ECOL Warrants to the Nasdaq Capital Market from the Nasdaq Global Market will not have an impact on the listing of the Company’s common stock, which will continue to trade on the Nasdaq Global Market under the symbol “ECOL.”

ABOUT US ECOLOGY, INC.

US Ecology, Inc. is a leading provider of environmental services to commercial and government entities. The company addresses the complex waste management and response needs of its customers offering treatment, disposal and recycling of hazardous, non-hazardous and radioactive waste, leading emergency response and standby services, and a wide range of complementary field and industrial services. US Ecology’s focus on safety, environmental compliance, and best—in-class customer service enables us to effectively meet the needs of US Ecology’s customers and to build long lasting relationships. US Ecology has been protecting the environment since 1952. For more information, visit www.usecology.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not historical facts are forward-looking statements that reflect the Company’s management’s expectations, assumptions and estimates of future performance and economic conditions at the time they were made. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Important assumptions include, among others, those regarding demand for Company services, expansion of service offerings geographically or through new or expanded service lines, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include an accident at one of our facilities, incidents resulting from the handling of dangerous substances, the loss or failure to renew significant contracts, competition in our markets, adverse economic conditions, our compliance with applicable laws and regulations, the realization of anticipated benefits from acquired operations, our ability to perform under required contracts, limitations on our available cash flow as a result of our indebtedness, liabilities arising from our participation in multi-employer pension plans, cyber security threats, unanticipated changes in tax rules and regulations, loss of key personnel, a deterioration in our labor relations or labor disputes, our ability to pay dividends or repurchase stock, anti-takeover regulations, stock market volatility, our access to insurance, surety bonds and other financial assurances, our litigation risk not covered by insurance, the replacement of non-recurring event projects, our ability to permit and contract for timely construction of new or expanded disposal space, renewals of our operating permits or lease agreements with regulatory bodies, our ability or the timing of reconstructing and receiving regulatory approvals for the reopening of the Grand View, Idaho treatment facility, the timing or amount of insurance recoveries associated with the reconstruction and business interruption losses for the Grand View, Idaho treatment facility, our access to cost-effective transportation services, lawsuits, our implementation of new technologies, fluctuations in foreign currency markets and foreign affairs.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission (the “SEC”), we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance. Before you invest in our common stock, you should be aware that the occurrence of the events described in the "Risk Factors" sections of our annual and quarterly reports could harm our business, prospects, operating results, and financial condition.